Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. LOAN AND SECURITY AGREEMENT THIS LOAN AND SECURITY AGREEMENT is made and dated as of July 26, 2022, and is entered into by and among IVERIC BIO, INC., a Delaware corporation (“IVERIC bio”), IVERIC BIO GENE THERAPY LLC, a Delaware limited liability company, ORION OPHTHALMOLOGY LLC, a Delaware limited liability company, each of IVERIC bio’s other Subsidiaries from time to time party hereto as a borrower (individually or collectively, as the context may require, “Borrower”), HERCULES CAPITAL, INC., a Maryland corporation (“Hercules”), SILICON VALLEY BANK, a California corporation (“SVB”), and the several banks and other financial institutions or entities from time to time parties to this Agreement (each, a “Lender”, and collectively, the “Lenders”) and Hercules, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”). RECITALS A. Borrower has requested the Lenders make available to Borrower up to five tranches of term loans in an aggregate principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000) (the "Term Loans"); and B. The Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement. AGREEMENT NOW, THEREFORE, Borrower, Agent and the Lenders agree as follows: SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION 1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings: “Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third-party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority (subject to the Permitted Liens in accordance with the Permitted Senior Revolving Loan Intercreditor Agreement to the extent such Lien is granted under the Permitted Senior Revolving Loan Documents and is permitted by the Permitted Senior Revolving Loan Intercreditor Agreement to have priority over the Liens granted in favor of Agent) security interest in the subject account or accounts. “ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit G, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower. “Acquisition” means any transaction or series of related transactions (including without limitation by way of merger or in-licensing arrangement) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or intellectual property of or from any other Person. “Acquisition Deferred Payments” means, with respect to an Acquisition, any “earnouts,” holdbacks, performance based-milestones, royalties, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts, indemnifications, non-competition agreements, incentive payments, and other similar payment obligations, and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments. “Advance(s)” means a Term Loan Advance. “Advance Date” means the funding date of any Advance. “Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower. “Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, or (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. “Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Amortization Date” means March 1, 2026; provided however, if the Interest Only Extension Conditions are satisfied, then August 1, 2027; provided, further, that if any such day is not a Business Day, the Amortization Date shall be the immediately preceding Business Day. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of their respective Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions. “Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC. “Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed. “Bank Services” means any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or any SVB Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”). “Bank Services Agreement” has the meaning specified in the definition of Bank Services. “Bank Services Cap” means [**] Dollars ($[**]). “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list. “Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is a legal entity, such Person’s governing body in accordance with its Organizational Documents. “Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold or that are under clinical investigation or development by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its formation. “Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information. “Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business. “Cash” means all cash, cash equivalents and liquid funds. “Change in Control” means any (a) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of IVERIC bio, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of IVERIC bio in which the holders of IVERIC bio’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether IVERIC bio is the surviving entity, (b) IVERIC bio shall cease to own one hundred percent (100%) of the Equity Interests of any Subsidiary except in connection with a joint venture or strategic alliance permitted by Section 7.6 or a transaction permitted by Section 7.9, (c) “change of control”, “fundamental change”, “make-whole fundamental change” or any comparable term under and as defined in any indenture governing any Permitted Convertible Debt Financing has occurred, or (d) “Change of Control” (or any comparable term) shall occur under any Permitted Senior Revolving Loan Document. “Charter” means, with respect to any Person, such Persons incorporation, formation or equivalent documents, as in effect from time to time. “Closing Date” means the date of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.[**] “Common Stock” means the Common Stock, $0.001 par value per share, of IVERIC bio. “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co- made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of Borrower. “Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country. “Default” means any event, circumstance or condition that has occurred or exists that would, with the passage of time or the requirement that notice be given or both, become an Event of Default. “Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit. “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations), (b) are redeemable at the option (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations) of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for scheduled payments of dividends in cash or cash equivalents, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date. “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia. “Due Diligence Fee” means [**] Dollars ($[**]), which fee has been paid to Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement. “Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action. “Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “Excluded Account” means any of the following accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any account opened after the Closing Date, in the next Compliance Certificate delivered after such account is opened: (i) accounts used exclusively to maintain cash collateral subject to a Permitted Lien, (ii) any payroll or benefits account, provided that the aggregate balance of all such accounts shall not exceed the amount of all payroll or related benefit payments required to be made in the two next payroll periods, (iii) any zero balance account, and (iv) any other deposit accounts, so long as the aggregate amount in all such deposit accounts do not exceed $1,000,000 on any day. “Excluded Subsidiaries” means all Foreign Subsidiaries, Foreign Subsidiary Holding Companies and, prior to the consummation thereof, any Subsidiary created for purposes of merging into a Foreign Subsidiary, Borrower or an Acquisition target, or acquiring the assets of an Acquisition target (so long as such Subsidiary becomes a Borrower upon consummation of such merger with an Acquisition target or acquisition of the assets of an Acquisition target), in each case, in connection with a proposed Permitted Acquisition; provided that in each of the foregoing cases, the Excluded Subsidiary Condition is satisfied with respect to such Subsidiary at all times, and in each case as long as no Excluded Subsidiary owns any Intellectual Property; provided further that, for the avoidance of doubt, an Excluded Subsidiary may license Intellectual Property on a non-exclusive basis. “Excluded Subsidiary Condition” means (a) the aggregate revenues (under GAAP) of all Excluded Subsidiaries does not exceed five percent (5%) of the consolidated revenues (under GAAP) of Borrower and its Subsidiaries; and (b) value of the total assets of all Excluded Subsidiaries does not exceed five percent (5%) of the consolidated total assets of Borrower and its Subsidiaries. “FDA” means the U.S. Food and Drug Administration or any successor thereto. “FDA Laws” means all applicable statutes, rules, regulations, and orders and Requirements of Law administered, implemented, enforced or issued by the FDA.. “Federal Health Care Program Laws” means collectively, federal Medicare or federal or state Medicaid statutes, the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Physician Payments Sunshine Act (42 U.S.C. § 1320a- 7h), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), HIPAA, or related regulations or other Requirements of Law applicable to Borrower that directly or indirectly govern the health care industry, programs of governmental authorities related to healthcare, health care professionals or other health care participants, or relationships among health care providers, suppliers, distributors, manufacturers and patients. “Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary. “Foreign Subsidiary Holding Company” means any Subsidiary the primary assets of which consist of Equity Interests in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time. “Hedge Agreement” means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, fuel or mineral or other commodity hedge or exchange agreement or any other agreement or arrangement entered into for non-speculative purposes designated to protect a Person against fluctuation in interest rates currency exchange rates, commodity or mineral prices. “Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts but only in each case of the foregoing as and to the extent of the amount required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered Indebtedness of Borrower. “Initial Facility Charge” means Eight Hundred Seventy-Five Thousand Dollars ($875,000), which is payable to the Lenders in accordance with Section 4.1(f). “Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith. “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented. “Interest Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred; and (b) the Performance Milestone 3 Date has occurred. “Investment” means (a) any beneficial ownership (including stock, partnership, interests, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition. “IRS” means the United States Internal Revenue Service. “Joinder Agreement” means for each Subsidiary (other than each Excluded Subsidiary), a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F. “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest. “Loan” means the Advances made under this Agreement. “Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC Financing Statements,

the Permitted Senior Revolving Loan Intercreditor Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated. “Market Capitalization” means, as of any date of determination, an amount equal to (a) the average of the daily volume weighted average price of Borrower’s common stock as reported for each of the five (5) trading days preceding such date of determination (it being understood that a “trading day” shall mean a day on which shares of Borrower’s common stock trade on the NASDAQ (or, if the primary listing of such common stock is on another exchange, on such other exchange) in an ordinary trading session) multiplied by (b) the total number of issued and outstanding shares of Borrower’s common stock that are issued and outstanding on the date of the determination and listed on the NASDAQ (or, if the primary listing of such common stock is on another exchange, on such other exchange), subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period. “Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of the Loan Parties taken as a whole to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens. “Material Agreement” means (a) each Specified License and (b) any license, agreement or other contractual arrangement entered into after the Closing Date, the termination of which could be reasonably expected to result in a Material Adverse Effect, individually or in the aggregate. “Material Regulatory Liabilities” means (i) any liabilities arising from the violation of applicable Public Health Laws, Federal Health Care Program Laws, and other applicable comparable Requirements of Law, or from any requirements imposed relative to any Registrations (including costs of actions required under applicable Requirements of Law, including FDA Laws and Federal Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import detention and seizure of any Borrower Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), could reasonably be expected to result in a Material Adverse Effect. “Maximum Term Loan Amount” means Two Hundred Fifty Million and No/100 Dollars ($250,000,000). “New Drug Application” means an application submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a new drug in the United States. “Non-Core Intellectual Property” means Borrower’s Intellectual Property with respect to Borrower’s AAV gene therapy pipeline (IC-100, IC-200 and the minigene programs), IC-500 and any other Intellectual Property of Borrower not material to Borrower’s business upon prior consultation with Agent. “Non-Disclosure Agreement” means, collectively, (i) that certain Confidential Disclosure Agreement by and between Borrower and Hercules dated as of May 26, 2022, and (ii) that certain Mutual Confidential Disclosure Agreement by and between Borrower and SVB dated as of May 24, 2022.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control. “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders. “Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest. “Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country. “Perfection Certificate” means a completed certificate entitled “Perfection Certificate” delivered by Borrower to Agent and the Lenders on the Closing Date, signed by Borrower. “Performance Milestone 1” means satisfaction of each of the following events prior to December 15, 2022: (a) Borrower shall have announced that the GATHER2 Phase 3 trial of Zimura in patients with geographic atrophy (NCT04435366) has achieved its protocol-specified primary endpoint, (b) an acceptable safety profile has been demonstrated with respect to Zimura, such that along with the results of the GATHER1 (NCT02686658) study Borrower shall, in its reasonable business judgment, have a sufficient clinical data package to support the filing of a New Drug Application with the FDA as the next immediate step in development (subject to Lenders’ reasonable verification), and (c) no Default or Event of Default shall have occurred. “Performance Milestone 1 Date” means the date on which Borrower achieves Performance Milestone 1. “Performance Milestone 2” means satisfaction of each of the following events prior to September 30, 2023: (a) Performance Milestone 1 Date has occurred, (b) Borrower has filed a New Drug Application with the FDA for Zimura for the treatment of geographic atrophy and the FDA has accepted such New Drug Application for review, in each case under this clause (b), subject to Lenders’ reasonable verification and (c) no Default or Event of Default shall have occurred. “Performance Milestone 2 Date” means the date on which Borrower achieves Performance Milestone 2. “Performance Milestone 3” means the satisfaction of each of the following events prior to September 30, 2024: (a) Performance Milestone 2 Date has occurred, (b) the FDA has approved the New Drug Application for Zimura for the treatment of geographic atrophy with a label generally consistent with that sought in Borrower’s filing of such New Drug Application and which continues to support the planned commercialization strategy and outlook, in each case under this clause (b), subject to Lenders’ reasonable verification and (c) no Default or Event of Default shall have occurred.

“Performance Milestone 3 Date” means the date on which Borrower achieves Performance Milestone 3. “Permitted Acquisition” means any Acquisition which is conducted in accordance with the following requirements: (a) such Acquisition is of a business or Person engaged in a line of business substantially related to that of Borrower or its Subsidiaries; (b) if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned (other than issuance of shares necessary under local law for the qualification of directors) Subsidiary of Borrower or of a Subsidiary and Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with Borrower being the surviving entity); (c) if such Acquisition is structured as the acquisition of assets, such assets shall be acquired by a Borrower, and shall be free and clear of Liens other than Permitted Liens; (d) Borrower shall have delivered to Lenders not less than fifteen (15) (or such shorter period as Agent may agree in its sole discretion) nor more than forty-five (45) days prior to the closing date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such Acquisition reasonably requested by Agent, and historical financial statements for such acquired entity (to the extent available), division or line of business (to the extent applicable), in each case in form reasonably satisfactory to Agent and demonstrating compliance with the covenants set forth in Section 7.18 hereof on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period, if such covenants are then in effect; (e) both immediately before and after such Acquisition no Default or Event of Default shall have occurred and be continuing; and (f) the sum of the purchase price of such proposed new Acquisition, computed on the basis of total acquisition consideration paid in cash, or to be paid in cash, by Borrower with respect thereto, including any unpaid Acquisition Deferred Payments, except to the extent such Acquisition Deferred Payment is not required to be reflected as a liability on the balance sheet of Borrower in accordance with GAAP, and including the amount of Permitted Indebtedness assumed or to which such assets are subject, shall not be greater than (i) with respect to the period prior to the Performance Milestone 1 Date, $20,000,000 in the aggregate for all Acquisitions consummated during such period, (ii) for the period prior to the Performance Milestone 3 Date, $40,000,000 in the aggregate for all Acquisitions consummated during such period and (iii) with respect to the period on or after the Performance Milestone 3 Date, $50,000,000 in the aggregate for all such Acquisitions consummated after the Closing Date; provided, that the amounts set forth in clauses (i) through (iii) above shall be increased by an amount equal to (A) ten percent (10%) of any Qualified Equity Issuance Net Proceeds received by Borrower after the Closing Date, (B) ten percent (10%) of unrestricted cash received by Borrower in connection with any Permitted Transfer under clause (ii) of the definition thereof, and (C) ten percent (10%) of unrestricted cash received by Borrower in connection with any Permitted Transfer under clause (iii) of the definition thereof. “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt Financing. “Permitted Convertible Debt Financing” means issuance by IVERIC bio of convertible notes in an aggregate principal amount of not more than Four Hundred Million Dollars ($400,000,000); provided that (a) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (b) such convertible notes shall (i) have no scheduled amortization or principal payments and not require any mandatory redemptions or payments of principal prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date, other than customary payments upon a “change of control”, “fundamental change”, “make-whole fundamental change” or any comparable term (it being understood that a holder’s option to convert any such convertible notes shall not be considered a mandatory redemption or payment of principal), (ii) be unsecured, (iii) not be guaranteed by any Subsidiary of IVERIC bio that is not a Borrower or a guarantor of the obligations of Borrower under the Loan Documents, (iv) be on terms and conditions customary for underwritten offerings of Indebtedness of such type, and (v) be Indebtedness of IVERIC bio and (except through guarantees permitted by clause (iii) above) not any Subsidiary thereof. For the avoidance of doubt, Permitted Convertible Debt Financing shall not constitute Subordinated Indebtedness. “Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $[**] outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related software or other intellectual property financed with such Indebtedness; (iv) Indebtedness incurred in the ordinary course of business with corporate credit cards in an amount not to exceed $[**] at any time outstanding; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations (other than reimbursement obligations constituting Bank Services) in connection with (A) letters of credit, (B) foreign exchange services, ACH Services, and cash management services (including credit cards, debit cards and similar instruments) and (C) Hedge Agreements (entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes), in each case that are unsecured or secured by Cash and issued on behalf of Borrower or a Subsidiary thereof in an aggregate amount not to exceed $[**] at any time outstanding; (viii) Indebtedness incurred in connection with the provision by SVB to Borrower of Bank Services in an amount not to exceed the Bank Services Cap; (ix) other unsecured Indebtedness in an amount not to exceed $[**] at any time outstanding;

(x) intercompany Indebtedness as long as either (A) each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Subsidiary that has executed a Joinder Agreement or (B) it is Indebtedness of an Excluded Subsidiary resulting from a Permitted Investment in accordance with clause (x) of the defined term “Permitted Investments”; (xi) Permitted Convertible Debt Financing; (xii) after the Performance Milestone 3 Date, Indebtedness of Borrower incurred under the Permitted Senior Revolving Loan Credit Documents (“Permitted Senior Revolving Loan Indebtedness”) which satisfies the following requirements: (w) the incurrence of such Indebtedness shall have been consented to by the Lenders in their sole respective discretion, (x) the aggregate outstanding principal amount of such Indebtedness shall not exceed Fifty Million Dollars ($50,000,000) at any time outstanding (plus all accrued interest, fees and expenses related thereto) and shall be subject to a borrowing base backed by Receivables or any other assets of Borrower as may be agreed by such lenders, with a formula for and definition of such borrowing base to be agreed by the Lenders), (y) no Subsidiary that is not a Borrower shall guarantee, be a borrower with respect to, or provide a Lien with respect to, such Indebtedness, and (z) such Indebtedness shall at all times be subject to the Permitted Senior Revolving Loan Intercreditor Agreement in connection with which (A) the Permitted Senior Revolving Loan Lender shall be permitted to maintain its first priority security interest (subject to Permitted Liens) in the Collateral, (B) Agent shall be granted a second priority security interest (subject to Permitted Liens) in the Collateral, (C); provided, that, for the avoidance of doubt, the security interests and the relative rights and remedies therein of the Permitted Senior Revolving Loan Lender, on the one hand, and Agent, on the other hand, shall be as set forth in, and subject to the terms and conditions of, and any discrepancies with respect thereto between this Agreement and the Permitted Senior Revolving Loan Intercreditor Agreement shall be resolved in favor of, the Permitted Senior Revolving Loan Intercreditor Agreement; (xiii) Indebtedness with respect to a Permitted Royalty Transaction that (a) is subordinated to the Secured Obligations pursuant to a subordination or intercreditor agreement on terms and conditions satisfactory to Agent, (b) is made available pursuant to a royalty agreement on terms and conditions satisfactory to Agent and (c) does not have a scheduled maturity date earlier than one hundred eighty (180) days after the Term Loan Maturity Date; (xiv) Indebtedness in respect of Acquisition Deferred Payments incurred in connection with Permitted Acquisitions; (xv) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (xvi) Indebtedness in respect of surety bonds and other indemnities and similar obligations up to an aggregate amount of $[**] at any one time outstanding; (xvii) Indebtedness incurred to finance insurance premiums in the ordinary course of business; and (xviii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be. “Permitted Investment” means:

(i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) Investments permitted by Borrower’s investment policy as provided to Agent and Lenders, as amended from time to time; provided that any material amendments thereto have been approved in writing by Agent and the Lenders in their reasonable discretion; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities (1) in an aggregate amount not to exceed $[**] in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases or (2) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, officers, directors or consultants to Borrower; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board; (viii) Investments consisting of travel advances and employee loans in the ordinary course of business; (ix) Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement after its formation in accordance with Section 7.13 and executes such other documents as shall be reasonably requested by Agent; (x) Investments in Excluded Subsidiaries (including newly-formed Excluded Subsidiaries) not to exceed $[**] in the aggregate in any fiscal year, and other amounts approved in advance in writing by Agent; (xi) joint ventures or strategic alliances related to the development or commercialization of technology or the providing of technical support, in each case, on terms and conditions customary for such arrangements; provided that any cash Investments by Borrower do not exceed $[**] in the aggregate in any fiscal year; (xii) Investments constituting Permitted Acquisitions; (xiii) Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms; and (xiv) additional Investments that do not exceed $[**] in the aggregate. “Permitted Liens” means: (i) Liens in favor of Agent or the Lenders; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet delinquent or remain payable without penalty, or that are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $[**] at any time; (xv) Liens pursuant to a Permitted Royalty Transaction and proceeds thereon that (a) are subordinated to the Secured Obligations pursuant to a subordination or intercreditor agreement on terms and conditions satisfactory to Agent and (b) do not, other than to the extent of a subordinated lien, interfere with the Lenders’ first lien on the Collateral; (xvi) first priority Liens (subject to Permitted Liens) of the Permitted Senior Revolving Loan Lender in the Collateral, securing only the Permitted Senior Revolving Loan Indebtedness, subject to compliance with the terms and provisions of clause (xi) of “Permitted Indebtedness”; (xvii) Liens solely on any Cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement that constitutes a Permitted Acquisition in an aggregate amount not to exceed [**] percent ([**]%) of the aggregate purchase consideration paid in connection thereto; (xviii) Licenses that qualify as Permitted Transfers; and (xix) Liens incurred in connection with the extension, renewal or refinancing of any Indebtedness secured by Permitted Liens; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase. “Permitted Royalty Transaction” means any royalty interest transaction related to Borrower’s product candidates pursuant to which Borrower would receive upfront unrestricted cash in exchange for a promise to pay future royalties on net sales. “Permitted Senior Revolving Loan Credit Agreement” means any credit agreement, loan and security agreement or similar agreement by and among Borrower and the Permitted Senior Revolving Loan Lender, time subject to the terms and provisions of Permitted Senior Revolving Loan Intercreditor Agreement as may be amended, restated, modified or otherwise supplemented from time to time subject to the terms and provisions of Permitted Senior Revolving Loan Intercreditor Agreement.

“Permitted Senior Revolving Loan Documents” means the Permitted Senior Revolving Loan Credit Agreement, and each agreement, instrument and document entered into by Borrower or any Subsidiary in connection with the Permitted Senior Revolving Indebtedness, in each case as may be amended, restated, modified or otherwise supplemented from time to time subject to the terms and provisions of Permitted Senior Revolving Loan Intercreditor Agreement. “Permitted Senior Revolving Loan Indebtedness” has the meaning set forth in clause (xii) of the defined term “Permitted Indebtedness”. “Permitted Senior Revolving Loan Intercreditor Agreement” means that certain Intercreditor Agreement, by and among Agent, the Permitted Senior Revolving Loan Lender and the Loan Parties subject to compliance with the terms and provisions of clause (xii) of “Permitted Indebtedness”. “Permitted Senior Revolving Loan Lender” means, so long as it is the lender party to that certain Intercreditor Agreement, SVB or its designee, together with its and their successors and assigns in such capacity, in each case subject to compliance with the terms and provisions of clause (xii) of “Permitted Indebtedness”. “Permitted Transfers” means: (i) sales of Inventory in the ordinary course of business; (ii) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and on an arms’ length basis, including in connection with business development and commercialization transactions, co-development or co-promotion transactions, manufacturing and distribution arrangements, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that could not result in a legal transfer of title of the licensed property that are (a) non-exclusive or (b) exclusive in respects other than territory or (c) exclusive as to territory but only (1) as to discrete geographical areas outside of the United States of America in the ordinary course of business or (2) for Non-Core Intellectual Property, non-core immaterial specific indications, co-commercialization and co-promotion transactions or manufacturing and distribution arrangements; (iii) other Transfers of Non-Core Intellectual Property; (iv) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business; (v) use of Cash in the ordinary course of business to the extent not prohibited pursuant to the terms of the Loan Documents; (vi) to the extent constituting Transfers, the making of Permitted Investments and the granting of Permitting Liens; (vii) Permitted Royalty Transactions; (viii) subject to satisfaction of the Redemption Conditions, the disposition of any Permitted Convertible Debt Financing, any Hedge Agreement or in connection with any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, as permitted hereunder; (ix) sale of stock or other shares in the ordinary course of business;

(x) Transfers among Borrower or by a Subsidiary that is not a Borrower to a Borrower; and (xi) other Transfers of assets having a fair market value of not more than $[**] in the aggregate in any fiscal year. “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Common Stock (or other securities or property following a merger event or other change of the Common Stock) and/or cash (in an amount determined by reference to the price of such Common Stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by the board of directors of Borrower or a committee thereof and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government. “Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented. “Prepayment Charge” means, with respect to each Advance, an amount equal to the product of (a) the outstanding principal amount of such Advance being repaid pursuant to Section 2.4 multiplied by (b) (i) if the principal amount of such Advance amounts are prepaid on or prior to the date which is twelve (12) months following the Closing Date, 2.00%; (ii) if the principal amount of such Advance amounts are prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date, 1.50%; (iii) if the principal amount of such Advance amounts are prepaid after the date which is twenty-four (24) months following the Closing Date but on or prior to the date which is thirty-six (36) months following the Closing Date, 0.75%; and (iv) thereafter through the Term Loan Maturity Date, zero percent (0.00%). “Prime Rate” means the lesser of (a) the prime rate as reporting in the Wall Street Journal and (b) six and one-quarter percent (6.25%). “Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 282(j)), including without limitation all applicable regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations and all applicable regulations promulgated by the National Institutes of Health (“NIH”) and codified at Title 42, Part 11 of the Code of Federal Regulations. “Qualified Cash” means an amount equal to the amount of Borrower’s Cash held in accounts subject to an Account Control Agreement in favor of Agent. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Equity Issuance Net Proceeds” means the net proceeds in Cash (excluding any conversion of existing notes, share repurchases, or other holdbacks or discounts) received by IVERIC bio as consideration for any (a) public or private sale or issuance of any Qualified Equity Interests of IVERIC bio, (b) contribution to the equity capital of IVERIC bio (other than in exchange for Disqualified Equity Interests) or (c) Permitted Convertible Debt Financing; provided that the amount of Cash received by IVERIC bio is, in the case of clauses (a) through (c) above, measured at the time made and without adjustment for subsequent changes in value, payable for the fair market value of sale, issuance or contribution and any other property received in connection with such sale, issuance or contribution, and paid by any Person that is not a Loan Party or an Affiliate thereof. “Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto. “Redemption Conditions” means, with respect to any redemption, payment, dividend or distribution by Borrower utilizing the Redemption Conditions, satisfaction of each of the following events: (a) no default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, payment, dividend or distribution, Borrower’s Qualified Cash shall be no less than [**]% of the outstanding principal amount of the Secured Obligations. “Register” has the meaning specified in Section 11.7. “Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, warning letter, untitled letter, Form 483 or similar inspectional observations, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued or required by the FDA or under the Public Health Laws, the NIH or a comparable governmental authority in any other regulatory jurisdiction. “Required Lenders” means (a) for so long as all of the Persons that are Lenders on the Closing Date (each, an “Original Lender”) have not assigned or transferred any of their interests in the Term Loan Advances or Term Commitments, Lenders holding one hundred percent (100%) of the aggregate unpaid principal amount of the Term Loan Advances and the Term Loan Commitments then outstanding and (b) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan Advances or Term Commitments, the Lenders holding more than 50% of the sum of the aggregate unpaid principal amount of the Term Loan Advances and the Term Commitments then outstanding and, in respect of this clause (b), (i) each Original Lender that has not assigned or transferred any portion of the Term Loan Advances or Term Commitments, and (ii) each assignee or transferee of an Original Lender’s interest in the Term Loan Advances or the Term Commitments, but only to the extent that such assignee is an Affiliate or Approved Fund of such Original Lender. “Restricted License” means any material License or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral. “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising, but excluding any obligations under Section 8.1 or otherwise in respect of any Subsequent Financing. “Specified License” means that certain License Agreement, dated as of September 12, 2011, between Borrower and Archemix Corp., as amended or otherwise modified from time to time in accordance with this Agreement. “Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion. “Subsequent Financing” means the closing of any Borrower equity financing in which Borrower receives net cash proceeds of $75,000,000 in any one financing or series of related financings from the sale and issuance of its Equity Interest for Cash primary for capital raising purposes and that is broadly marketed to multiple investors after the Closing Date, which shall not include any Permitted Convertible Debt Financing (or any Permitted Bond Hedge Transaction or Permitted Warrant Transaction) or any issuance or sale by Borrower of its Equity Interests (i) pursuant to benefit plans or arrangements, including under Borrower’s equity incentive plans (whether currently in effect or adopted by Borrower after the Closing Date) or otherwise as equity compensation, (ii) as dividends or distributions or upon stock splits, recapitalizations or similar transactions, (iii) pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination or acquisition, (iv) to banks, funds, equipment or real property lessors or other financial institutions pursuant to a non-convertible debt financing, equipment lease, loan or credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes, (v) in connection with strategic transactions, including (A) joint ventures, manufacturing, marketing, OEM, sponsored research, collaboration or distribution arrangements or (B) technology transfer or development arrangements, (vi) securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services, (vii) in an at-the-market (ATM) offering, and (viii) securities issued in connection with options, warrants, convertible securities or other arrangement in existence on the Closing Date or issued in transactions excluded from the definition of Subsequent Financing pursuant to clause (i) through (vii) above; provided, however, that, if Borrower or its agents attempts to “wall-cross” the Lender or its assignee or nominee in conjunction with any Subsequent Financing and the Lender or its assignee or nominee declines to be “wall-crossed,” then the issuance and sale of such equity securities shall not be considered a Subsequent Financing hereunder.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls, either directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. “Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1(a). “Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 and any other Term Loan funds advanced under this Agreement. “Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of (i) (x) the Prime Rate plus (y) four percent (4.00%), and (ii) eight and three-quarters percent (8.75%). “Term Loan Maturity Date” means August 1, 2027; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day. “Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest. “Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof. “Tranche 1” means the advances pursuant to Section 2.1(a)(i). “Tranche 2” means the advances pursuant to Section 2.1(a)(ii). “Tranche 2 Facility Charge” means three-quarters of one percent (0.75%) of the principal amount of any Advance pursuant to Tranche 2, which is payable to Lenders in accordance with Section 4.2(d). “Tranche 3” means the advances pursuant to Section 2.1(a)(iii). “Tranche 3 Facility Charge” means three-quarters of one percent (0.75%) of the principal amount of any Advance pursuant to Tranche 3, which is payable to Lenders in accordance with Section 4.2(e). “Tranche 4” means the advances pursuant to Section 2.1(a)(iv). “Tranche 4 Facility Charge” means three-quarters of one percent (0.75%) of the principal amount of any Advance pursuant to Tranche 4, which is payable to Lenders in accordance with Section 4.2(f). “Tranche 5” means the advances pursuant to Section 2.1(a)(v).

“Tranche 5 Facility Charge” means one percent (1.00%) of the principal amount of any Advance pursuant to Tranche 5, which is payable to Lenders in accordance with Section 4.2(g). “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. 1.2 The following terms are defined in the Sections or subsections referenced opposite such terms: Defined Term Section Agent Preamble Assignee 11.14 Borrower Preamble Claims 11.11 Collateral 3.1 Confidential Information 11.13 End of Term Charge 2.5 Event of Default 9 Financial Statements 7.1 Indemnified Person 6.3 Lenders Preamble Liabilities 6.3 Maximum Rate 2.2 Open Source License 5.10 Participant Register 11.8 Prepayment Charge 2.4 Publicity Materials 11.19 Register 11.7 Rights to Payment 3.1 Tranche 1 Advance 2.1(a) Tranche 2 Advance 2.1(a) Tranche 3 Advance 2.1(a) Tranche 4 Advance 2.1(a) Tranche 5 Advance 2.1(a) Transfer 7.8

1.3 Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied; provided that if at any time any change in GAAP would affect the computation of any financial covenant or ratio or requirement set forth in any Loan Document, and either Borrower or Agent shall so request, Borrower, Agent and the Lenders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio covenant or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP (other than for purposes of the delivery of financial statements prepared in accordance with GAAP). Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. SECTION 2. THE LOAN 2.1 Term Loan Advances. (a) Advances. (i) Tranche 1. Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Fifty Million Dollars ($50,000,000) on the Closing Date (the “Tranche 1 Advance”). (ii) Tranche 2. Subject to the terms and conditions of this Agreement, beginning on the Performance Milestone 1 Date and continuing through December 15, 2022, Borrower may request and the Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount of Fifty Million Dollars ($50,000,000), in minimum increments of $5,000,000 (the “Tranche 2 Advance”). (iii) Tranche 3. Subject to the terms and conditions of this Agreement, beginning on the Performance Milestone 2 Date and continuing through September 30, 2023, Borrower may request and the Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), in minimum increments of $5,000,000 (the “Tranche 3 Advance”). (iv) Tranche 4. Subject to the terms and conditions of this Agreement, beginning on the Performance Milestone 3 Date and continuing through the earlier of (x) September 30, 2024 and (y) that date that is ninety (90) days after the Performance Milestone 3 Date, Borrower may request and the Lenders shall severally (and not jointly) make additional Term Loan Advances in an aggregate principal amount of Seventy-Five Million Dollars ($75,000,000), in minimum increments of $5,000,000 (the “Tranche 4 Advance”). (v) Tranche 5. Subject to the terms and conditions of this Agreement, and conditioned on approval by the Lenders’ investment committee in its sole and unfettered discretion, on or before the Amortization Date, Borrower may request additional Term Loan Advances in an aggregate principal amount up to Fifty Million Dollars ($50,000,000), in minimum increments of $5,000,000 (each, a “Tranche 5 Advance”). The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount. (b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date) to Agent. The Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date. (c) Interest. The principal balance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time. (d) Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.4 of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid; provided, that if the Term Loan Interest Rate is adjusted in accordance with its terms, the amount of each subsequent monthly installment shall be recalculated. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense, other than Taxes, which shall be governed by Addendum I. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. The Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to the Lenders under each Term Loan Advance and (ii) out-of- pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Agent, for the ratable benefit of the Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Agent, for the ratable benefit of the Lender, the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower thereof; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days. 2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower. 2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c), or Section 2.4, as applicable. 2.4 Prepayment. At its option upon at least five (5) Business Days prior written notice to Agent, Borrower may prepay all of the outstanding Advances, or a portion thereof equal to or in excess of Five Million Dollars ($5,000,000), by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, all unpaid Lender's fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.5(a)), together with the Prepayment Charge. If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the most recent initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next most recent initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, each Lender hereby waives the Prepayment Charge owing thereto if such Lender or an Affiliate thereof which is controlled by such Lender (in its sole and absolute discretion) agrees in writing to refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) pro rata to all scheduled amounts owed. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Notwithstanding anything to the contrary contained in this Agreement, so long as Borrower provides notice to Agent no less than three (3) Business Days prior to the proposed prepayment date, Borrower may rescind any notice of prepayment if such prepayment was intended to be made from the proceeds of a refinancing of all or a portion of the Term Loan Advances, and if such refinancing shall not be consummated or shall otherwise be delayed. 2.5 End of Term Charge. (a) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.4 of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, (iii) the date that the Secured Obligations become due and payable, or (iv) as required pursuant to Section 2.4, Borrower shall pay the Lenders a charge of 4.25%, multiplied by the aggregate original principal amount of the Term Loan Advances funded hereunder (the “End of Term Charge”). (b) Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge calculated pursuant to Section 2.5(a) shall be deemed earned by the Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. 2.6 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender. Except with respect to any payment received by SVB with respect to obligations of Borrower in connection with Bank Services and except as otherwise provided in this Agreement, all of the rights, interests and obligations of each Lender under this Agreement and related Loan Documents, including security interests in the Collateral under this Agreement, shall be shared by the Lenders in the ratio of (a) the aggregate outstanding principal amount of such Lender’s Term Loan Advances to Borrower under this Agreement to (b) the aggregate outstanding principal amount of all Term Loan Advances to Borrower under this Agreement. Each Lender shall promptly remit to the other Lender such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan Advance. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lender also received its scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the other Lender such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to this ratio. The provisions hereof shall apply irrespective of the time or order of attachment or perfection of security interests, or the time or order of filing or recording of financing statements. 2.7 Taxes; Increased Costs. Borrower, Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto. 2.8 Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loan Advances. SECTION 3. SECURITY INTEREST 3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. 3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (collectively, the “Excluded Collateral”): (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, and (b) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), (c) any Excluded Accounts, (d) any assets as to which Agent in its reasonable discretion shall determine that the costs and burdens of obtaining or perfecting a security interest therein substantially outweigh the benefit to the Lenders of the security afforded thereby (including, without limitation, vehicles and other assets subject to a certificate of title), (e) more than 65% of the issued and outstanding shares of capital stock which entitle the holder thereof to vote for directors or any other matter of (i) IVERIC bio Europe Limited or (ii) any Foreign Subsidiary formed after the Closing Date, solely, in the case of this clause (ii), to the extent Borrower has provided Agent with evidence satisfactory to Agent that the pledge of more than 65% of such voting stock of such Subsidiary would reasonably be expected to result in a material adverse tax consequence to Borrower, and solely for as long as such consequence may result, such portion of such voting stock of such Subsidiary, if excluded from the Collateral, would avoid such material adverse tax consequence (it being understood that in the case of any Foreign Subsidiary whose ownership does not satisfy the holding period requirement set forth in Section 246(c)(5) of the Code, not more than 65% of such Foreign Subsidiary’s stock shall be required to be pledged until the holding period is satisfied), (f) property for which the granting of a security interest therein is contrary to applicable law, rule or regulation, provided that upon the cessation of any such restriction or prohibition, such property shall automatically be included in the Collateral, (g) any cash collateral deposit subject to a Permitted Lien hereunder, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder or create a right of termination a party thereto (other than Borrower), provided that upon the termination and release of such cash collateral, such property shall automatically be included in the Collateral, (h) any lease, license or other agreement and any property subject thereto on the Closing Date or on the date of the acquisition of such property (other than any property acquired by a Loan Party subject to any such contract or other agreement to the extent such contract or other agreement was incurred in contemplation of such acquisition) to the extent that a grant of a security interest therein to secure the Secured Obligations would violate or invalidate such lease, license, contract or agreement or create a right of termination in favor of any other party thereto (other than Borrower, any other Loan Party or any Subsidiary) (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the UCC), (i) Equipment or software or other intellectual property (and the products and proceeds thereof) subject to Permitted Liens of the type described in clause (vii) of the definition of Permitted Liens, but only to the extent and for so long as the agreements under which the equipment is financed prohibit granting a security interest therein to Agent. 3.3 Upon termination of this Agreement and repayment in full of all Secured Obligations (other than any inchoate indemnity obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.4 of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement), all security interest in the Collateral granted under this Agreement shall terminate and all rights on the Collateral shall revert to Borrower. Agent shall execute such documents and take such other steps as are reasonably necessary for Borrower to accomplish the foregoing, all at Borrower’s sole cost and expense. 3.4 The security interest granted in Section 3.1 of this Agreement shall continue until the Secured Obligations (other than any inchoate indemnity obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with this Section 3.4 of this

Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and Lender has no further commitment or obligation hereunder or under the other Loan Documents to make any further Advances, and shall thereupon terminate upon Borrower providing cash collateral acceptable to SVB in its reasonable discretion (and executing, delivering and filing, alone or with SVB, any financing statements, security agreements, collateral assignments, notices, control agreements or other documents to perfect SVB’s security interest in such cash collateral) for Secured Obligations constituting Bank Services, if any, and Lender and Agent shall, at Borrower’s expense, take all actions reasonably requested by Borrower to evidence such termination. In the event there are Bank Services that are Secured Obligations consisting of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral (and execute, deliver and file, alone or with SVB, any financing statements, security agreements, collateral assignments, notices, control agreements or other documents to perfect SVB’s security interest in such cash collateral) in an amount equal to at least one hundred three percent (103.0%) plus all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its good faith business judgment), to secure all of the Secured Obligations relating to such Letters of Credit. 3.5 Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with SVB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes SVB thereunder shall be deemed to be Secured Obligations hereunder and that it is the intent of Borrower and SVB to have all such Secured Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Addendum 4 and Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien in this Agreement), and by any and all other security agreements, mortgages, or other collateral granted to Agent by Borrower as security for the Secured Obligations, now or in the future. SECTION 4. CONDITIONS PRECEDENT TO LOAN The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions: 4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following: (a) executed copies of the Loan Documents, Account Control Agreements required by Section 7.12(b), and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent; (b) a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent, (c) certified copy of resolutions of Borrower’s Board evidencing approval of the Loan and other transactions evidenced by the Loan Documents, certified by an officer of Borrower; (d) certified copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of Borrower, certificated by an officer of Borrower;

(e) certificates of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect; (f) payment of the Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; (g) a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto; (h) all certificates of insurance, endorsements and copies of each insurance policy required hereunder; (i) [reserved]; and (j) such other documents as Agent may reasonably request. 4.2 All Advances. On each Advance Date: (a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request. (b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. (c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing. (d) With respect to any Advance pursuant to Tranche 2, the Loan Parties shall have paid the Tranche 2 Facility Charge; (e) With respect to any Advance pursuant to Tranche 3, the Loan Parties shall have paid the Tranche 3 Facility Charge; (f) With respect to any Advance pursuant to Tranche 4, the Loan Parties shall have paid the Tranche 4 Facility Charge; (g) With respect to any Advance pursuant to Tranche 5, the Loan Parties shall have paid the Tranche 5 Facility Charge; and (h) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request. 4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. 4.4 Post-Close Obligations. (a) Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall use commercially reasonable efforts to deliver to Agent (or its designated attorney or representative), within ninety (90) days after the Closing Date (or such later date that Agent may agree to in its sole discretion), a landlord consent for its (i) chief executive office or its principal place of business and (ii) offices or business locations, including warehouses, containing in excess of $[**] of Borrower’s assets or property (other than business locations or warehouses holding primarily (x) works-in- progress, raw materials or otherwise in the supply chain for commercial manufacturing or sale of Borrower Product or (y) assets in connection with clinical and pre-clinical studies, including contract manufacturing organizations, distribution service firms, contract research organizations, clinical sites, clinical investigators and other institutions); (b) Within thirty (30) days after the Closing Date (or such later date that Agent may agree to in its sole discretion), Borrower shall deliver all endorsements with respect to each insurance policy required pursuant to Section 6.2; (c) Within five (5) Business Days after the Closing Date (or such later date that Agent may agree to in its sole discretion), Borrower shall deliver an Account Control Agreement in respect of the securities account of Borrower set forth in the perfection certificate delivered by Borrower to Agent on the Closing Date and maintained at Silicon Valley Bank, in form and substance reasonably satisfactory to Agent; provided, however, that the proceeds of the Term Loan Advances shall not be transferred to the aforementioned accounts prior to the delivery of the Account Control Agreements required pursuant to this Section 4.4(c); and (d) Within three (3) Business Days after the Closing Date (or such later date that Agent may agree to in its sole discretion), Borrower shall deliver evidence to Lender that the Borrower is in good standing under the laws of the commonwealth of Massachusetts. SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER Borrower represents and warrants that: 5.1 Organizational Status. Borrower is a duly organized, legally existing and in good standing under the laws its jurisdiction of formation, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. 5.2 Collateral. Borrower owns the Collateral free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action in accordance with Borrower’s Organizational Documents and appliable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate (A) any provisions of Borrower’s Organizational Documents, or (B) any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject in any material respect and (iv) do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents on behalf of Borrower are duly authorized to do so. 5.4 Material Adverse Effect. No Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect. 5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect. 5.6 Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect. Borrower is not in default under (i) any provision of any agreement or instrument evidencing material Indebtedness in any material respect, or (ii) any other material agreement to which it is a party or by which it is bound that would reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all material declarations or filings with, and given all material notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted. None of Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board (it being understood that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). 5.8 Tax Matters. Except as described on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9 (as such schedule may be updated by Borrower in a written notice provided from time to time after the Closing Date), (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) except as set forth in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and Material Agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date.

Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder. 5.10 Intellectual Property. (a) Except as described on Schedule 5.10 (as such schedule may be updated by Borrower in a written notice provided from time to time after the Closing Date), Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or restrictions that are permitted hereunder, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property owned by Borrower and necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products that are material to Borrower’s business except customary covenants in license agreements, joint venture or strategic alliances (to the extent such joint ventures or strategic alliances are Permitted Investments) and equipment leases where Borrower is the licensee or lessee. (b) No material software or other material materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that could require disclosure or distribution in source code form. (c) There are no unpaid fees or royalties under any Material Agreements that have become due, or are expected to become overdue. Each Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(d), neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially affect the Borrower Products under any Material Agreement to which it is a party or may otherwise be bound, and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the Material Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents. 5.11 Borrower Products. Except as described on Schedule 5.11 or in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), no material Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any material Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To Borrower’s knowledge, neither Borrower’s use of its material Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others. 5.12 Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. 5.13 Employee Loans. Except for loans constituting Permitted Investments, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party. 5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary. SECTION 6. INSURANCE; INDEMNIFICATION 6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and each of its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $[**] of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $[**] of directors’ and officers’ insurance for each occurrence and $[**] in the aggregate. So long as there are any Secured Obligations (other than inchoate indemnity obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.4 of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement) outstanding, Borrower shall also cause to be carried and maintained insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default. 6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Upon Agent’s request, Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies. 6.3 Indemnity. Borrower agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable, documented out-of-pocket attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement. SECTION 7. COVENANTS OF BORROWER Borrower agrees as follows: 7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements; (b) as soon as practicable (and in any event within forty-five (45) days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments; (c) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified (other than as to going concern qualification) audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by Ernst & Young LLP or another firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants; (d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E; (e) as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable; (f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that IVERIC bio has made available to holders of its Common Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor; (g) [reserved]; (h) financial and business projections promptly following their approval by IVERIC bio’s Board, and in any event, within 60 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent; and (i) immediate notice of the occurrence of any default or event of default (or any comparable term) under any Permitted Senior Revolving Loan Document; (j) insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1; and (k) prompt, and in any event, within two (2) Business Days after obtaining knowledge thereof, notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower shall not make any change in its (a) accounting policies or reporting practices, other than as permitted under GAAP or pursuant to applicable securities laws or regulations of the SEC, or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31. The executed Compliance Certificate, and all Financial Statements required to be delivered pursuant to clauses (a), (b), (c) and (d), shall be sent via e-mail to [**] with a copy to [**]; provided, that if e- mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: [**], attention Account Manager: IVERIC bio, Inc. Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower makes such documents publicly available. 7.2 Management Rights. Borrower shall permit any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3- 101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or any Lender, nor be deemed an exercise by Agent or any Lender of, control over Borrower’s management or policies. 7.3 Further Assurances. Borrower shall, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein, in each case, as reasonably requested by Agent. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to the applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), and Borrower hereby authorizes Agent, at any time during the existence of an Event of Default, to execute and deliver on behalf of Borrower any collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall in good faith and in its reasonable commercial discretion, in each case, subject to the terms of this Agreement, protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or (b) prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (i) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (ii) purchase money Indebtedness and capital leases pursuant to its then applicable payment schedule, (iii) prepayment by any Subsidiary of (A) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (B) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower, (iv) as may be permitted under any Subordination Agreement, the Permitted Senior Revolving Loan Intercreditor Agreement, as otherwise permitted hereunder or as approved in writing by Agent, (v) Indebtedness owed under corporate credit cards constituting “Permitted Indebtedness” and prepaid in the ordinary course of business, (vi) Permitted Indebtedness with the proceeds of Permitted Indebtedness or (vii) prepayment of Indebtedness permitted under clauses (i), (iv), (vii), (viii) and (xii) of “Permitted Indebtedness”. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.4 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, Common Stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a repurchase in connection with the redemption of convertible notes issued in a Permitted Convertible Debt Financing upon satisfaction of a condition related to the stock price of the Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt Financing in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt Financing; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment both immediately before and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt Financing (excluding any required payment of interest with respect to such Permitted Convertible Debt Financing and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt Financing (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt Financing), the payment of such excess cash shall not be permitted by the preceding sentence. Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of all or a portion of the convertible notes issued in a Permitted Convertible Debt Financing by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt Financing and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt Financing (or a permitted refinancing thereof) plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the convertible notes issued in a Permitted Convertible Debt Financing that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant

Transactions, if any, corresponding to such Permitted Convertible Debt Financing that are so repurchased, exchanged or converted. 7.5 Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $[**] affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens, provided, however, that there shall be no Liens whatsoever on Intellectual Property other than Permitted Liens pursuant to clause (xviii) of such definition. Borrower shall not agree with any Person other than Agent or the Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property other than Permitted Liens pursuant to clause (xviii) of such definition), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets that is reasonably likely to result in damages, expenses or liabilities in excess of $[**]. 7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a repurchase in connection with the redemption of convertible notes issued in a Permitted Convertible Debt Financing upon satisfaction of a condition related to the stock price of Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt Financing in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt Financing; provided that principal payments in cash (other than cash in lieu of fractional shares) shall be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt Financing upon satisfaction of a condition related to the stock price of Common Stock only if the Redemption Conditions are satisfied in respect of such redemption both immediately before and at all times after such redemption, or (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such warrant, Permitted Bond Hedge Transaction or Permitted Warrant Transaction. Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of all or a portion of the convertible notes issued in a Permitted Convertible Debt

Financing by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt Financing and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Common Stock and/or Permitted Convertible Debt Financing (or a permitted refinancing thereof) plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the convertible notes issued in a Permitted Convertible Debt Financing that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt Financing that are so repurchased, exchanged or converted. 7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest unless required by the terms of such agreement or plan, or pursuant to a public repurchase of securities in compliance with the requirements of SEC Rule 10b-18, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, or (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $[**] in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $[**] in the aggregate other than cancellation of Indebtedness in connection with the repurchase of Equity Interests permitted under clause (a) above or clause (iii) of “Permitted Investments”. Notwithstanding the foregoing, Borrower may redeem or repurchase a Permitted Convertible Debt Financing, so long as the Redemption Conditions (as applied to such redemption or repurchase) are satisfied both immediately before and at all times after such redemption or repurchase. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a repurchase in connection with the redemption of all or a portion of the convertible notes issued in a Permitted Convertible Debt Financing upon satisfaction of a condition related to the stock price of Common Stock) or required payment of any interest with respect to any Permitted Convertible Debt Financing, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt Financing, (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or (iii) the withholding of shares of common stock upon the vesting of restricted stock units and performance stock units issued to Borrower’s employees under Borrower’s equity incentive plan upon vesting of such stock units and any related cash payments required to be paid to such employees and or any governmental authority on account of Taxes related thereto, in each case in the ordinary course of business of Borrower.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of all or a portion of the convertible notes issued in a Permitted Convertible Debt Financing by delivery of Common Stock and/or a different series of Permitted Convertible Debt Financing and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt Financing (or a permitted refinancing thereof) plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the convertible notes issued in a Permitted Convertible Debt Financing that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt Financing that are so repurchased, exchanged or converted. Notwithstanding anything to the contrary set forth in this Section 7.7, and for the avoidance of doubt: (i) Borrower may make any required payment of premium to a counterparty thereunder due in connection with entering into any Permitted Bond Hedge Transaction; (ii) Borrower may make any payment in connection with any Permitted Warrant Transaction by (i) delivery of shares of Borrower’s Common Stock (together with cash in lieu of fractional shares) upon net share settlement thereof, (ii) set-off, netting and/or payment of an early termination payment or other payment thereunder, in each case, in Borrower’s Common Stock and (iii) solely to the extent Borrower does not have the option of satisfying such payment obligations through the delivery of shares of Borrower’s Common Stock or is otherwise required to satisfy such payment obligations in cash, set-off, netting and/or payment of an early termination payment or other payment thereunder, in each case, in cash (it being understood and agreed that any payment made in cash in connection with Permitted Warrant Transactions by set-off, netting and/or payment of an early termination payment or similar payment thereunder, in each case, after using commercially reasonable efforts to satisfy such obligation (or the portion thereof remaining after giving effect to any netting or set-off against termination or similar payments under an applicable Permitted Bond Hedge Transaction) by delivery of shares of Borrower’s Common Stock shall be deemed to be a payment obligation required to be satisfied in cash); and (iii) Borrower may acquire shares or other Equity Interests or cash or a combination thereof under the terms of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction. 7.8 Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.8 shall not prohibit the conversion by holders of any Permitted Convertible Debt Financing in accordance with the terms of the indenture governing such Permitted Convertible Debt Financing or Borrower’s delivery of the conversion consideration in connection therewith or the delivery of Common Stock, and Cash in lieu of fractional shares of Common Stock in exchange for, or to induce conversions of, Permitted Convertible Debt Financing. 7.9 Mergers and Consolidations. Except for Permitted Acquisitions, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower). 7.10 Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP. 7.11 Corporate Changes. (a) Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. (b) Neither Borrower nor any Subsidiary shall suffer a Change in Control. (c) Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be (x) within the continental United States of America and (y) with respect to any Subsidiary of Borrower, Ireland or within the same country as its previous location. (d) If Borrower intends to add any new offices or business locations, including warehouses, containing any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of $[**] (other than business locations or warehouses holding primarily (i) works-in-progress, raw materials or otherwise in the supply chain for commercial manufacturing or sale of Borrower Product or (ii) assets in connection with clinical and pre-clinical studies, including contract manufacturing organizations, distribution service firms, contract research organizations, clinical sites, clinical investigators and other institutions), then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Agent. (e) Unless waived by Agent in its sole discretion, if Borrower intends to deliver any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of $[**] to a bailee (other than bailees or other third parties in possession of (i) works-in-progress, raw materials or otherwise in the supply chain for commercial manufacturing or sale of Borrower Product or (ii) assets in connection with clinical and pre-clinical studies, including contract manufacturing organizations, distribution service firms, contract research organizations, clinical sites, clinical investigators and other institutions), and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Agent. 7.12 Deposit Accounts. (a) Commencing on the date that is one (1) year after the Closing Date, Borrower shall (a) maintain, and shall cause each of its Subsidiaries (other than each Excluded Subsidiary) to maintain, all of their respective operating accounts, depository accounts and excess cash located in the United States with SVB or an Affiliate thereof and (b) obtain, and cause each of its Subsidiaries to obtain, any business credit card, letter of credit and other material cash management services in the United States exclusively from SVB or an Affiliate thereof. (b) Other than Excluded Accounts, neither Borrower nor any Subsidiary (other than any Excluded Subsidiary) shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement. Borrower shall not permit Excluded Subsidiaries to maintain Cash balances in excess of $[**] at any time. 7.13 Joinder. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date and, within 20 days of formation or acquisition, shall cause any such Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent a Joinder Agreement. If at any time, the Excluded Subsidiary Condition is not satisfied, Borrower shall promptly cause one or more Subsidiaries to execute and deliver to Agent a Joinder Agreement and such other documents governed by the local law of the jurisdiction of organization of such Subsidiary reasonably requested by Agent in order for the Secured Obligations to be secured by a first priority perfected Lien in favor of Agent of substantially all of the assets of such Subsidiary (other than Excluded Collateral), such that, after giving effect to such Joinder Agreement, the Excluded Subsidiary Condition is satisfied. 7.14 Regulatory and Product Notices. Borrower shall promptly (but in any event within three (3) Business Days) after the receipt or occurrence thereof notify Agent of: (a) any written notice received by Borrower or its Subsidiaries from a governmental authority alleging potential or actual violations of any FDA Laws or Federal Health Care Program Laws by Borrower or its Subsidiaries, (b) any written notice from the FDA that the FDA (or international equivalent) is limiting, suspending or revoking any Registrations (including, but not limited to, the issuance of a clinical hold), (c) any written notice from a governmental authority that Borrower or its Subsidiaries has become subject to any Regulatory Action, (d) any written notice from the FDA indicating the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries, (e) any written notice from a governmental authority that any product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Borrower Product are pending or threatened in writing against Borrower or its Subsidiaries, or (f) any written notice from the FDA narrowing or otherwise limiting the scope of marketing authorization or the labeling of the products of Borrower and its Subsidiaries under any such Registration, except, in each case of (a) through (f) above, where such action would not reasonably be expected to have, either individually or in the aggregate, any Material Regulatory Liabilities. 7.15 Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default. 7.16 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans Credit will not be used in violation of Anti- Corruption Laws or applicable Sanctions. 7.17 Compliance with Laws. Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors). Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Borrower has implemented and shall maintain in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. 7.18 Financial Covenants. (a) Minimum Cash. (i) Borrower shall maintain at all times during the period commencing on May 15, 2023 and ending on August 14, 2024, Qualified Cash in an amount greater than or equal to $[**]. (ii) If Borrower makes any redemption, repurchase or payment in respect of the last sentence of the first paragraph of Section 7.7 or makes any other cash payment (other than cash in lieu of fractional shares) in respect of a Permitted Convertible Debt Financing, subject to satisfaction of the Redemption Conditions, Borrower shall, both immediately before giving effect to such redemption, repurchase or payment and at all times thereafter, maintain Qualified Cash in the amount required by the defined term “Redemption Conditions”. (b) Minimum Zimura Product Sales. Beginning on the date upon which financial statements are required to be delivered pursuant to Section 7.1(b) for the period ending June 30, 2024, and measured as of the last day of each quarter and tested upon delivery of the financial statements delivered in accordance with Section 7.1(b), Borrower shall maintain at all times on and after August 15, 2024, net product sales of Zimura (calculated in accordance with GAAP on a trailing six month basis) in an amount greater than or equal to the amount set forth on Schedule 7.18 corresponding to the applicable period (the “Minimum Zimura Product Sales Covenant”). Notwithstanding the foregoing, the Minimum Zimura Product Sales Covenant shall not apply at any time in which Borrower (x) (i) maintains a Market Capitalization in excess of $600,000,000 and (ii) maintains Qualified Cash in an amount greater than or equal to fifty percent (50%) of the outstanding Term Loan Advances at such time or (y) maintains Qualified Cash in an amount equal greater than or equal to ninety percent (90%) of the outstanding Term Loan Advances at such time (the “Waiver Condition”). For the avoidance of doubt, the Waiver Condition is subject to satisfaction on a daily basis, and if Borrower fails to satisfy either the preceding clause (x) or (y) of the Waiver Condition as of any day, Borrower shall be required to demonstrate compliance with the Minimum Zimura Product Sales Covenant. 7.19 Intellectual Property. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property of which it has knowledge; and (iii) not allow any Intellectual Property material to Borrowers’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If a Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark, then such Borrower shall concurrently with the delivery of the next Compliance Certificate required under Section 7.1(d), provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrowers shall, concurrently with the delivery of the next Compliance Certificate required under Section 7.1(d), provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property. Borrower shall, concurrently with the delivery of the next Compliance Certificate required under Section 7.1(d), provide written notice to Agent of entering or becoming bound by any Restricted License (other than over-the- counter software that is commercially available to the public and any Restricted License in effect on the date hereof and set forth on Schedule 7.19). Borrower shall use its commercially reasonable efforts to take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License (other than over-the- counter software that is commercially available to the public and any Restricted License in effect on the date hereof and set forth on Schedule 7.19) to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents. 7.20 Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary, except for (a) transactions on terms that are no less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, (b) to the extent approved by Borrower’s board of directors, the payment of reasonable fees to directors of Borrower who are not employees of Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Borrower or its Subsidiaries in the ordinary course of business, (c) any contribution to the capital of Borrower or any purchase of Equity Interests of Borrower, in each case solely to the extent such transaction does not cause a Change in Control to occur, (d) any intercompany arrangement entered into in the ordinary course of business and not prohibited hereunder, and (e) transactions expressly permitted by Section 7. 7.21 Material Agreement. Borrower (a) shall not, without the consent of Agent, terminate any Specified License or amend any Specified License in a manner that is reasonably likely to have a material negative impact on Agent or Lenders and (b) shall give prompt written notice to Agent of entering into a Material Agreement or materially amending or terminating a Material Agreement. SECTION 8. RIGHT TO INVEST 8.1 Borrower shall provide (or in the case of a Subsequent Financing that is a registered offering, Borrower shall use its commercially reasonable efforts to provide) the Lenders or their permitted assignees or nominees, designated as such in writing to Borrower, the opportunity, in their discretion, to participate in any Subsequent Financing in an aggregate amount of up to $10,000,000, in the aggregate for all Lenders and their permitted assignees or nominees, on a pro rata basis according to the Term Commitments of the relevant Lender and its Affiliates and on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. If the Lenders (or their permitted assignees or nominees) elect to participate in any Subsequent Financing, the Lenders (or their permitted assignees or nominees, as applicable) participating in such Subsequent Financing agree to become a party to the agreements executed by the other investors participating in such Subsequent Financing, including with respect to obligations of confidentiality or as may otherwise be required by the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Borrower, or an investment bank or underwriter engaged on Borrower’s behalf, shall provide the Lenders or their permitted assignees or nominees at least one (1) Business Day’s written notice of any planned Subsequent Financing and the opportunity to exercise the right to invest under this Section 8.1 with respect to any such Subsequent Financing. This Section 8.1, and all rights and obligations hereunder, shall terminate upon the earliest to occur of (a) termination of this Agreement or (b) such time that the Lenders or their permitted assignees or nominees have purchased $10,000,000 of Borrower’s Equity Interests in the aggregate in Subsequent Financings. SECTION 9. EVENTS OF DEFAULT The occurrence of any one or more of the following events shall be an Event of Default: 9.1 Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or 9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and the Lenders, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, and 7.21), any other Loan Document, or any other agreement among Borrower, Agent and the Lenders, such default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21, the occurrence of such default; or 9.3 Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that the occurrence of the following, either individually or in combination with one another, shall not, in and of itself, constitute a “Material Adverse Effect” hereunder: (i) the failure to achieve Performance Milestone 1, Performance Milestone 2 and/or Performance Milestone 3, (ii) adverse results or delays with respect to, or the failure to achieve, any clinical or non-clinical trial goals or objectives, (iii) the denial, delay or limitation or qualification of approval of the FDA or other regulatory agency with respect to any proposed drug or other Borrower Product, (iv) any revisions to or termination of a strategic alliance, joint venture, co-promotion, co-commercialization or co-development agreements or license arrangement maintained by Borrower so long as the same does not affect the ability of Borrower to perform the Secured Obligations or (v) any delay or failure in scaling up or validating manufacturing processes or any supply or batch failure of any Borrower Product; or 9.4 Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or 9.5 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or 9.6 Attachments; Judgments. Any portion of Borrower’s assets in an aggregate value of $[**] or more is attached or seized, or a levy is filed against any such assets, or a judgment or judgments either by a court of competent jurisdiction or by a regulatory agency with the power to do so is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $[**], or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or 9.7 Other Obligations. (a) The occurrence of any default in the payment of any Indebtedness under any agreement or obligation of Borrower involving any Indebtedness in excess of $[**] beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness; (b) the occurrence of any default (other than a default resulting from the occurrence of the following, either individually or in combination with one another: (i) the failure to achieve Performance Milestone 1, Performance Milestone 2 and/or Performance Milestone 3, (ii) adverse results or delays with respect to, or the failure to achieve, any clinical or non-clinical trial goals or objectives, (iii) the denial, delay or limitation or qualification of approval of the FDA or other regulatory agency with respect to any proposed drug or other Borrower Product, (iv) any revisions to or termination of a strategic alliance, joint venture, co-promotion, co-commercialization or co-

development agreements or license arrangement maintained by Borrower so long as the same does not affect the ability of Borrower to perform the Secured Obligations or (v) any delay or failure in scaling up or validating manufacturing processes or any supply or batch failure of any Borrower Product) under any Material Agreement beyond the period of grace, if any, provided in such Material Agreements; or. (c) the occurrence of any early payment is required or unwinding or termination occurs with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or any condition giving rise to the foregoing is met, in each case, with respect to which Borrower or its Affiliate is the “affected party” or “defaulting party” under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, if a Material Adverse Effect could reasonably be expected to result from such default, early payment, unwinding or termination. 9.8 Permitted Senior Revolving Loan Credit Agreement. The occurrence of any Default or Event of Default (each as defined in the Permitted Senior Revolving Loan Credit Agreement), shall occur and be continuing. SECTION 10. REMEDIES 10.1 General. Upon the occurrence and during the continuation of any one or more Events of Default, Agent, as directed by each Lender in accordance with Addendum 4 or, if such rights and remedies are not addressed in Addendum 4, as directed by the Required Lenders, shall accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; (vi) receive, open and dispose of mail addressed to Borrower; (vii) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (viii) notify all account debtors to pay Agent directly. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full (and any obligations under Bank Services Agreements that constitute Secured Obligations have been cash collateralized in accordance with Section 3.4 of this Agreement) and the Loan Documents have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed (and any obligations under Bank Services Agreements that constitute Secured Obligations have been cash collateralized in accordance with Section 3.4 of this Agreement) and the Loan Documents have been terminated. Agent may, and as directed by each Lender in accordance with Addendum 4 shall, exercise all rights and remedies with respect to the Collateral under the

Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive. 10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities: First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder; Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12; Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owning to the Lenders on the Term Loan Advances hereunder; Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from Borrower on the Term Loan Advances hereunder; Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each) in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, subject to increase in accordance with Section 2.3); and Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations, any obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.4 of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct. Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC. 10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral. 10.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS 11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows: (a) If to Agent: HERCULES CAPITAL, INC. Legal Department Attention: Chief Legal Officer and [**] 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: [**] Telephone: 650-289-3060 (b) If to the Lenders: HERCULES CAPITAL, INC. Legal Department Attention: Chief Legal Officer and [**] 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: [**] Telephone: 650-289-3060 SILICON VALLEY BANK 275 Grove Street, Suite 2-200 Newton, MA 02466 Attn: [**] Email: [**] (c) If to Borrower: IVERIC bio, Inc. Attention: Legal Department Email: [**]

with a copy (which shall not constitute notice) to: WilmerHale 60 State Street Boston, MA 02109 Attention: George W. Shuster Jr. Email: george.shuster@wilmerhale.com or to such other address as each party may designate for itself by like notice. 11.3 Entire Agreement; Amendments. (a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including the proposal letter of Hercules and SVB dated [**] and the Non-Disclosure Agreement). (b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 2 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, Agent and all future holders of the Loans. 11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter. 11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.14, 11.15 and 11.17 shall survive the termination of this Agreement. 11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower or a distressed debt or vulture fund (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. 11.9 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and the Lenders in the State of New York, and shall have been accepted by Agent and the Lenders in the State of New York. Payment to Agent and the Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. 11.10 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction. 11.11 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document. 11.12 Professional Fees. Borrower promises to pay Agent’s and the Lenders’ reasonable and documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses; provided, that the Due Diligence Fee shall be applied in its entirety to the Lenders’ non-legal transaction costs and due diligence expenses. In addition, Borrower promises to pay any and all reasonable and documented out-of-pocket attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof. 11.13 Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information pursuant to substantially similar terms; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders or demanded by any governmental authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions no less protective than the provisions of this Section 11.13; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in Agent or Lender (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and the Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement. 11.14 Assignment of Rights. Borrower acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve Borrower of any of its obligations hereunder. the Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon. 11.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. 11.17 No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and Borrower. 11.18 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 2 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 2 attached hereto. 11.19 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the "Publicity Materials"); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13. 11.20 Multiple Borrowers. Each Loan Party hereby agrees to the terms and conditions set forth on Addendum 3 attached hereto. 11.21 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 11.22 Permitted Senior Revolving Loan Intercreditor Agreement. This Agreement and all of the Loan Documents are subject to the terms and provisions of the Permitted Senior Revolving Loan Intercreditor Agreement. With respect to any conflict between the terms of any Loan Document and the terms of the Permitted Senior Revolving Loan Intercreditor Agreement, the terms of the Permitted Senior Revolving Loan Intercreditor Agreement shall govern and control. (SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written. BORROWER: IVERIC BIO, INC. Signature: /s/ David Carroll_________ Print Name: David Carroll___________ Title: CFO___________________ IVERIC BIO GENE THERAPY LLC Signature: /s/ David Carroll_________ Print Name: David Carroll___________ Title: CFO___________________ ORION OPHTHALMOLOGY LLC Signature: /s/ David Carroll_________ Print Name: David Carroll___________ Title: CFO___________________

AGENT: HERCULES CAPITAL, INC. Signature: /s/ Seth Meyer___________ Print Name: Seth Meyer Title: Chief Financial Officer LENDERS: HERCULES CAPITAL, INC. Signature: /s/ Seth Meyer___________ Print Name: Seth Meyer Title: Chief Financial Officer HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P. By: Hercules Adviser LLC, its Investment Adviser Signature: /s/ Seth Meyer___________ Print Name: Seth Meyer Title: Authorized Signatory SILICON VALLEY BANK Signature: /s/ Tom Gordon___________ Print Name: Tom Gordon_____________ Title: Managing Director________

Table of Addenda, Exhibits and Schedules Addendum 1: Taxes; Increased Costs Addendum 2: Agent and Lender Terms Addendum 3: Multiple Borrower Terms Addendum 4: Intercreditor Provisions Exhibit A: Advance Request Attachment to Advance Request Exhibit B: Name, Locations, and Other Information for Borrower Exhibit C: Borrower’s Patents, Trademarks, Copyrights and Licenses Exhibit D: Borrower’s Deposit Accounts and Investment Accounts Exhibit E: Compliance Certificate Exhibit F: Joinder Agreement Exhibit G: ACH Debit Authorization Agreement Exhibit H-1: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-2: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-3: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Exhibit H-4: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Schedule 1.1 Commitments Schedule 1 Subsidiaries Schedule 1A Existing Permitted Indebtedness Schedule 1B Existing Permitted Investments Schedule 1C Existing Permitted Liens Schedule 5.8 Tax Matters Schedule 5.9 Intellectual Property Claims Schedule 5.10 Intellectual Property Schedule 5.10(d) Matters Relating to Current Material Agreements Schedule 5.11 Borrower Products Schedule 5.14 Capitalization Schedule 7.18 Performance Covenants

Schedule 7.19 Restricted Licenses

SCHEDULE 7.18 PERFORMANCE COVENANTS Period Ending Minimum Net Product Sales of Zimura June 30, 2024 [**] September 30, 2024 [**] December 31, 2024 [**] March 31, 2025 [**] June 30, 2025 [**] September 30, 2025 [**] December 31, 2025 [**] March 31, 2026 [**] June 30, 2026 [**] September 30, 2026 [**] December 31, 2026 [**] March 31, 2027 [**] June 30, 2027 and thereafter [**]